Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"SOURCE PROJECTS INC.", A DELAWARE CORPORATION,

WITH AND INTO "SOURCE PETROLEUM INC." UNDER THE NAME OF "SOURCE PETROLEUM INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF DECEMBER, A.D. 2006, AT 4:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4262685 8100M

061114622

AUTHENTICATION: 5259877

DATE: 12-08-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:09 PM 12/06/2006
FILED 04:07 PM 12/06/2006
SRV 061114622 - 4162968 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING

SOURCE PROJECTS INC. (a Delaware Company)

INTO

SOURCE PETROLEUM INC. (a Nevada Company)

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Source Petroleum Inc. ("Source Nevada"), a corporation incorporated on the 24th day of November, 2004, pursuant to the provisions of the General Corporation Law of the State of Nevada:

DOES HEREBY CERTIFY that Source Nevada owns 100% of the capital stock of **Source Projects Inc.** ("Source Delaware"), a corporation incorporated on the 22nd day of May, 2006 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that Source Nevada, by a resolution of its Board of Directors duly adopted by consent resolution on the 4th day of December, 2006, A.D., determined to merge into itself said Source Delaware, which resolution is in the following words to wit:

WHEREAS Source Nevada lawfully owns 100% of the outstanding stock of Source Delaware, a corporation organized and existing under the laws of the State of Delaware, and

WHEREAS Source Nevada desires to merge into itself the said Source Delaware, and to be possessed of all the estate, property, rights, privileges and franchises of Source Delaware.

NOW THEREFORE, BE IT RESOLVED, that Source Nevada merge into itself Source Delaware and assumes all of its liabilities and obligations;

FURTHER RESOLVED, that an authorized officer of Source Nevada be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Source Delaware and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County;

FURTHER RESOLVED, that the officers of Source Nevada be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger; and

FURTHER RESOLVED, that the Secretary of State of Delaware is appointed as the Company's agent to accept service of process pursuant to Section 252 of the General Corporation Law of Delaware. the address to which a copy of the process is to mailed by the Secretary of State: Suite 620, 304-8th Avenue, S.W. Calgary, AB T2P 1C1.
IN WITNESS WHEREOF, Source Nevada has caused this certificate to be signed by an authorized officer this 6th day of December, 2006 A.D.

SOURCE PETROLEUM INC.

By: ______________________
Authorized Signatory

Name: Hussein Charanek
Title: President, Chief Executive Officer, Chief Financial Officer and Director

CW975247.1